Exhibit 16.1

L2 Medical Development Company

File No. 000-54092

Form 8-K

September 10, 2013

U. S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-2001

Gentlemen:

On September 10, 2013, this Firm received a copy of a Form 8-K to be filed with the Commission by L2 Medical Development Company (SEC File # 000-54092, CIK: 1495899 (Company) reporting an Item 4.01 - Changes in Registrant’s Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K,  Item 4.01 disclosures which we read and consent that this letter may be filed as an exhibit to the registrant's Form 8-K.

Yours truly,

/s/ Goldman Accounting Services CPA, PLLC
Goldman Accounting Services CPA, PLLC
Suffern, NY